Exhibit 99.1

GLEACHER & COMPANY REPORTS FIRST QUARTER

2014 FINANCIAL RESULTS

ALBANY, NEW YORK, May 9, 2014 — Gleacher & Company, Inc. (Nasdaq: GLCH) today announced its financial results for the first quarter.  The Company reported a net loss of $4.8 million for the first quarter of 2014 and a loss per share of ($0.78).

Separately, during the quarter the Company announced that its Board of Directors determined that it is in the best interests of the Company’s stockholders for the Company to dissolve, liquidate and distribute to stockholders its available assets.  The dissolution is subject to stockholder approval.  The Company intends to present this proposal to its stockholders of record as of April 21, 2014 at the Company’s 2014 Annual Stockholders Meeting, currently scheduled for May 29, 2014.

Consolidated Statements of Operations (Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
(In thousands, except for per-share amounts)	2014	2013	2013
	(Unaudited)	(Unaudited)	(Unaudited)
Revenue:
Investment gains, net	$587	$1,605	$172
Fees and other	205	170	169
Total revenue	792	1,775	341
Expenses:
Compensation and benefits	1,444	1,446	2,523
Professional fees	2,745	2,026	2,510
Communications and data processing	164	207	406
Occupancy, depreciation and amortization	158	240	307
Other	551	1,351	794
Total expenses	5,062	5,270	6,540
Loss from continuing operations before income taxes and discontinued operations	(4,270)	(3,495)	(6,199)
Income tax expense/(benefit)	14	(1,175)	39
Loss from continuing operations	(4,284)	(2,320)	(6,238)
Loss from discontinued operations, net of taxes	(517)	(600)	(11,733)
Net loss	$(4,801)	$(2,920)	$(17,971)

Loss per share:
Basic loss per share
Continuing operations	$(0.69)	$(0.37)	$(1.04)
Discontinued operations	(0.09)	(0.10)	(1.97)
Net loss per share	$(0.78)	$(0.47)	$(3.01)

Diluted loss per share
Continuing operations	$(0.69)	$(0.37)	$(1.04)
Discontinued operations	(0.09)	(0.10)	(1.97)
Net loss per share	$(0.78)	$(0.47)	$(3.01)

Weighted average number of shares of common stock:
Basic	6,181	6,185	5,976
Diluted	6,181	6,185	5,976

Consolidated Statement of Financial Condition (Unaudited)

	March 31,	December 31,
(In thousands, except for share and per-share amounts)	2014	2013
Assets:
Cash and cash equivalents	$57,466	$51,353
Cash and securities segregated for regulatory and other purposes	5,000	6,000
Receivables from
Brokers, dealers and clearing organizations	2,586	9,173
Related parties	872	856
Other	845	908
Financial instruments owned, at fair value	683	664
Investments	19,476	18,889
Office equipment and leasehold improvements, net	102	115
Income taxes receivable	438	4,116
Other assets	3,556	3,890
Total Assets	$91,024	$95,964
Liabilities and Stockholders’ Equity:
Liabilities
Payables to:
Related parties	$474	$475
Others	1,498	1,868
Accrued compensation	2,023	1,907
Restructuring reserve	1,932	2,491
Accounts payable and accrued expenses	2,346	1,629
Income taxes payable	3,392	3,331
Subordinated debt	409	409
Total Liabilities	12,074	12,110
Stockholders’ Equity
Common stock ($.01 par value; authorized 10,000,000 shares)	1,337	1,337
Additional paid-in capital	455,591	455,910
Deferred compensation	101	101
Accumulated deficit	(367,910)	(363,109)
Treasury stock, at cost	(10,169)	(10,385)
Total Stockholders’ Equity	78,950	83,854
Total Liabilities and Stockholders’ Equity	$91,024	$95,964

Common stock (in shares)
Shares issued	6,688,387	6,688,387
Less: Treasury stock	(504,898)	(513,397)
Shares outstanding	6,183,489	6,174,990

About Gleacher & Company

Gleacher & Company, Inc. (Nasdaq: GLCH) is incorporated under the laws of the State of Delaware.  The Company’s common stock is traded on The NASDAQ Global Market under the symbol “GLCH.”

Forward Looking Statements

This press release contains “forward-looking statements.”  These statements are not historical facts but instead represent the Company’s belief or plans regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control.  The Company’s forward-looking statements are subject to various risks and uncertainties, including the risks and other factors identified herein and in other public disclosures made by the Company from time to time, including in the Company’s periodic and current reports and other filings made by the Company with the Securities and Exchange Commission.  As a result, the Company’s actual results may differ materially from those expressed or implied by these forward-looking statements.  Readers are cautioned that these forward-looking statements, including, without limitation, statements regarding the proposed dissolution and liquidation of the Company, involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by such forward-looking statements.  Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future events or results. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur.

For Additional Information Please Contact:

Gleacher & Company, Inc.
Investor Relations
212.273.7100